Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of May 6, 2021 (the “Effective Date”) by and between 71 PICKETT DISTRICT ROAD, LLC, a Connecticut limited liability company (“Fee Owner”), and ANTONIO CAPANNA, SR., an individual, and FILOMENA CAPANNA, an individual, each as members of Fee Owner (together with Fee Owner, collectively referred to as “Seller”), and AMSC HUSKY LLC, a Connecticut limited liability company (hereinafter referred to as “Purchaser”). As used in this Agreement, Seller and Purchaser may each be referred to collectively as the “Parties” and individually as a “Party”. This Agreement is entered into with reference to the following:

RECITALS:

A. Fee Owner is the owner of real property known as 71 Pickett District Road and 115 Picket District Road, New Milford, Connecticut, and consisting of two (2) parcels being more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Land”), together with: (a) all improvements located on the Land (the “Improvements”); (b) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances on the Land or in anywise appertaining to the Land; and (c) all right, title and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the “Property”).

B. Purchaser desires to purchase the Property from Seller and Seller desires to sell the Property to Purchaser, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1

PURCHASE OF THE PROPERTY

1.1. Purchase of the Property. Seller agrees to sell the Property to Purchaser and Purchaser agrees to purchase the Property from Seller (the “Transaction”) upon the terms, covenants and conditions herein set forth.

1.2 Closing; Establishment of Escrow. The closing of the Transaction shall occur concurrently with the execution and delivery of this Agreement subject to the satisfaction or waiver by the applicable Party of the Closing conditions set forth in Article 3 herein to be satisfied or waived as set forth in this Agreement, including the delivery of all documents and funds pursuant to Section 3 (the “Closing”) through an escrow (the “Escrow”) which shall be established with First American Title Insurance Company (the “Title Company”) pursuant to a mutually agreed upon escrow agreement with the Title Company for the Transaction (“Escrow Agreement”). The Parties expressly acknowledge that, as between the Parties, the Escrow Agreement shall not supersede, modify or amend any of the terms of this Agreement, and in the event of any conflict or ambiguity between any of the terms of this Agreement and those of the Escrow Agreement, the terms of this Agreement shall in all instances govern and control. Notwithstanding the preceding sentence, the failure of any Party to execute the Escrow Agreement shall not invalidate this Agreement or affect the duties, obligations or responsibilities of the Parties hereunder. The fee due the Title Company for its services and disbursements incurred in fulfilling its obligation under the Escrow Agreement (the “Escrow Charges”) shall be allocated between the Parties as set forth in this Agreement.

ARTICLE 2

PURCHASE PRICE

Purchase Price. The purchase price (hereinafter referred to as the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be Four Million Three Hundred Thousand Dollars and 00/100 ($4,300,000). The Purchase Price shall be paid by Purchaser to Seller, subject to the adjustments, pro-rations and credits hereinafter provided, at the Closing by the wire transfer of immediately available negotiable funds.

ARTICLE 3

CLOSING DATE AND CLOSING

3.1 Closing. The consummation of the Transaction contemplated by this Agreement shall occur pursuant to an escrow closing, with all closing documents, with appropriate written closing instructions, delivered to the offices of the Title Company or at such other place as the Parties may mutually agree upon in writing. The date of the Closing shall be the Effective Date.

3.2. Purchaser’s Obligations at Closing. On or before the Closing, Purchaser shall deliver the following to the Title Company, in Escrow:

A. A wire transfer of immediately available negotiable funds to Escrow, in the amount of the Purchase Price, of which (i) $1,922,082 will be paid directly by Purchaser to TD Bank as full payment for the outstanding indebtedness secured by the first mortgage on the Property, and (ii) $2,377,918 will be paid in immediately available funds by Purchaser to Seller;

B. A closing and pro-ration statement in form and substance reasonably acceptable to Seller and Purchaser;

C. A Transfer Act Form III (Real Estate) executed by Purchaser as set forth in Article 9.1 herein below and a Transfer Act Form III (Business Only) executed by AMSC (as defined below) as set forth in Section 5.9 of the Stock Purchase Agreement (as defined below);

D. Such other documents and instruments as may be reasonably required to give effect to this Agreement or as may be reasonably requested by Seller, the Title Company, or Seller’s attorney in connection with the consummation of the Transaction contemplated hereunder (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth herein); and

E. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the Seller and Seller’s counsel.

3.3. Seller’s Obligations at Closing. At the Closing, the Seller shall execute and acknowledge (where necessary) and deliver the following to the Title Company, in Escrow:

A. Special Warranty Deeds substantially in the form of Exhibit B-1 and B-2 attached hereto and made a part hereof, from Seller conveying all of the Property to Purchaser, free and clear of all liens, charges and encumbrances other than: (i) taxes not yet due and payable; (ii) the Permitted Exceptions (as hereinafter defined); and (iii) any other matters which have been approved in writing by Purchaser (collectively, the “Deed”);

B. Sole and exclusive possession of the Property, subject only to the Permitted Encumbrances, in substantially the condition existing as of the date Purchaser last inspected the Property;

C. Payoff letters for all mortgages, security agreements or other liens encumbering the Property (the “Monetary Encumbrances”), which will be released pursuant to terms of the Escrow Agreement;

D. A closing and pro-ration statement in form and substance reasonably acceptable to Seller and Purchaser;

E. A Foreign Investment in Real Property Tax Act affidavit;

F. A Bill of Sale transferring the items of personal property referenced in Article 11 hereof;

G. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Title Company;

H. If and as required, an Internal Revenue Service Form 1099S;

I. A standard owner’s affidavit, in form and substance reasonably acceptable to Seller, for the benefit of the Title Company concerning tenants in possession and labor and materials provided to the Property by Seller and affirming that Seller is not a foreign person pursuant to Internal Revenue Code § 1445, together with any other affidavit reasonably and customarily requested by the Title Company;

J. A completed Connecticut Real Estate Conveyance Tax Return (Form OP-236), together with checks for the payment of State of Connecticut conveyance tax and the Town of New Milford conveyance tax;

K. If not previously delivered to Purchaser as part of its Due Diligence investigations, the originals or copies, as applicable, of (i) the blue prints, plans and specifications, warranties, manuals, equipment specifications and all other documents that pertain to the Property and that are currently situated at the Property; and (ii) all keys and security codes that are needed to access the Property (collectively, the “Property Information”);

L. A Transfer Act Form III (Real Estate) executed by Seller and Fee Owner as set forth in Article 9.1 and a Transfer Act Form III (Business Only) executed by Company Stockholders (as defined in the Stock Purchase Agreement) and Fee Owner as set forth in Section 5.9 of the Stock Purchase Agreement;

M. A Termination Agreement terminating the Existing Lease on or before the Closing Date; and

N. Such other documents and instruments as may be required by law and/or as may be reasonably required to give effect to this Agreement and as may be reasonably requested by Purchaser, the Title Company or Purchaser’s attorney in connection with the consummation of the Transactions contemplated hereunder (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth herein).

3.4 Owner’s Policy of Title Insurance. As a condition of Purchaser’s obligation under this Agreement, Purchaser shall receive from the Title Company an unconditional, irrevocable commitment to issue to Purchaser an ALTA Owner’s Policy of Title Insurance (2006) in the amount of the Purchase Price, dated at or after the Closing, providing standard title insurance coverage for Purchaser against loss under such title policy, subject only to the exceptions to coverage set forth on Schedule B thereto and agreed upon by Purchaser (“Permitted Exceptions”). The cost of such standard title insurance coverage, together with any extended coverage desired by Purchaser under such policy of title insurance, if available, and any lender’s policy of title insurance desired by Purchaser, shall all be the responsibility of Purchaser.

ARTICLE 4

CONTINGENCIES

4.1 Seller’s Warranties and Representations. In addition to all other terms and conditions set forth in this Agreement, the obligation of Purchaser to consummate the Transaction contemplated hereunder is conditioned upon each of Seller’s representations and warranties contained herein being true and correct in all material respects as of the date of the Closing.

4.2 Closing under Stock Purchase Agreement. In addition to all other terms and conditions set forth herein, the obligation of the Parties to consummate the Transaction contemplated hereunder is conditioned upon the consummation of the transactions set forth in that certain Stock Purchase Agreement, dated as of the date hereof, by and among American Superconductor Corporation, a Delaware corporation (“AMSC”), as “Buyer” thereunder, Antonio Capanna, Sr., Antonio Capanna, Jr. and the other parties thereto (the “Stock Purchase Agreement”).

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Each Seller, jointly and severally, hereby makes the following representations, and warrants and covenants to and with Purchaser, which representations, warranties and covenants are material, are being relied upon by Purchaser (notwithstanding any independent inspections or inquiries of Purchaser or Purchaser’s representatives) and shall continue to be true at the time of Closing:

A. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms.

B. There is no pending or, to Seller’s knowledge, threatened, litigation, governmental investigation or like proceeding before any court, tribunal, or other governmental agency respecting the Property or the operation of the Property by Seller, nor has Seller received notice of any special assessment proceedings affecting the Property. Seller shall notify Purchaser promptly of any such proceedings of which Seller becomes aware.

C. Seller has not received any written notice nor, to Seller’s knowledge (as defined below), is it aware of any pending action, to take by eminent domain or by deed in lieu thereof all or any portion of the Property.

D. Purchaser acknowledges that prior to the Effective Date, Seller has delivered to Purchaser an electronic version of reports listed on Exhibit D attached hereto (“Seller’s Environmental Reports”). To Seller’s knowledge, except as may be disclosed in Seller’s Environmental Reports (including the addenda thereto), (i) there are no “Hazardous Materials”, other than in connection with building maintenance activities and building maintenance substances, and materials used in the ordinary course of the Tenant’s business operations in compliance with applicable “Environmental Laws” as defined in this Article 5D, located on, in, or under the Property; (ii) there has not been a “Release”, as defined below in this paragraph D, of any Hazardous Material in, on or under the Property; (iii) the Property has not been used for the use, storage, generation, manufacture, treatment, transportation, handling or disposal of any Hazardous Material, other than in connection with building maintenance activities and building maintenance substances and materials used in the ordinary course of the Tenant’s business operations in compliance with applicable “Environmental Laws” (as defined in this Article 5D); (iv) there are no underground storage tanks or solid waste disposal areas (as defined in C.G.S. § 22a-207(6), as amended) on the Property; and (v) the Property is in compliance with all Environmental Laws, including but not limited to any and all applicable compliance or permitting obligations. The term “Hazardous Materials” shall mean and refer to the following: petroleum products and fractions thereof, asbestos, asbestos containing materials, urea formaldehyde, polychlorinated biphenyls, radioactive materials, and all other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials, substances and wastes listed or identified in, regulated by, and/or arising out of any Environmental Law. The term “Environmental Laws” shall mean and refer to the following: all federal, state, county, municipal, and local statutes, laws, ordinances and regulations which relate to or deal with human health or the environment (as all may be amended from time to time), including but not limited to the Connecticut Transfer Act, Conn. Gen. Stat. § 22a-134 et seq. (as amended) (the “Transfer Act”) and the Connecticut Remediation Standard Regulations, R.C.S.A. §§ 22a-133k1-3 inclusive (as amended) (the “RSRs”). The term “Release” shall have the meaning set forth in Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

E. There is no agreement to which Seller is a party or that is binding on Seller that is in conflict with this Agreement nor are there any outstanding options to purchase or rights of first offer or first refusal which affect the Property. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to the Property that challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement or that might detrimentally affect the value or the use or operation of the Property.

F. Except as expressly set forth in Seller’s Environmental Reports, to Seller’s knowledge, Seller has not received from any governmental authority any notice of any violation of laws applicable to the Property or any part thereof.

G. Seller shall retain and be responsible for all claims, liabilities and/or obligations related to the presence of any Hazardous Materials at, on, under, or from the Property, whether known or unknown, disclosed or undisclosed, in existence or in any way arising from or in connection with pre-Closing conditions or occurrences, including, without limitation, anything described or contained within Seller’s Environmental Reports, and any and all claims, liabilities, and/or obligations in connection with or arising out of Environmental Laws.

H. Except for the Lease on or prior to the date hereof (“Terminated Lease”) between Seller and Neeltran, Inc. (the “Tenant”), there are no leases, subleases, tenancies or other rights of use or occupancy with respect to the Property.

I. Seller has not received written notification, nor is Seller otherwise aware, that the Property is not in compliance with all material conditions, restrictions and requirements contained in any zoning ordinances, whether current or grandfathered, applicable to such Property. There are no zoning or other land use or permit-related proceedings before any governmental entity instituted or, to Seller’s knowledge, threatened or planned to be instituted, that would detrimentally affect the use of any Property as presently contemplated. No person, other than Seller and Tenant have the right to use or occupy the Property.

J. Seller has not filed or been the subject of any filing of a petition under the federal bankruptcy law or any federal or state insolvency laws for composition of indebtedness or for the reorganization of debtors. Moreover, at no time on or before the Closing, shall any of the following have occurred with respect to Seller: (i) the commencement of a case under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest that would materially interfere with Seller’s ability to perform its obligations under this Agreement; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

K. Unless assigned to and assumed by Seller, at the time of Closing, there will be no service contracts or agreements affecting the Property that will constitute a lien against the Property or be enforceable in any respect against Purchaser or the Property.

L. Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code.

M. To Seller’s knowledge, the Property is currently in compliance with any applicable restrictive covenants or deed restrictions affecting the Property or any current or grandfathered governmental requirements regarding zoning, building, health, traffic, flood control, fire safety or handicap access, and the Seller has not received any written notice otherwise.

N. Seller has timely completed and paid for all work in connection with the improvements and at the Property and indemnifies Buyer from and against any and all liens or claims in connection therewith.

For purposes of this Agreement (including, without limitation, this Article 5), “Seller’s knowledge” means the knowledge of any Seller and/or Antonio Capanna, Jr. The representations, warranties and covenants set forth in this Article 5 shall survive the Closing and claims related to any breach by Seller of such representations, warranties and/or covenants shall be subject to indemnification pursuant to Section 10.14 of this Agreement.

ARTICLE 6

CLOSING COSTS AND ADJUSTMENTS

6.1. Closing Costs. Purchaser shall pay the cost of the recording and filing fees for the Deeds; the cost of obtaining the Commitment; the cost of obtaining any survey of the Property (if obtained), one-half (1/2) of the Escrow Charge; if and as applicable, the cost of Purchaser’s owner’s policy of title insurance, including any extended title insurance coverage desired by Purchaser and any lender’s policy of title insurance desired by Purchaser, as provided in Section 3.4 hereof; and any other fees and costs customarily treated as closing costs paid by the purchaser in accordance with the custom of the local bar association (except to the extent this Agreement expressly provides for such fees or costs to be paid by Seller). Seller shall pay the cost of preparing the Deeds; the state and municipal real estate conveyance taxes payable as a result of this Transaction; one-half (1/2) of the Escrow Charge; the Transfer Act Form III (Real Estate), and any other fees and costs customarily treated as closing costs paid by the Seller in accordance with the custom of the local bar association (except to the extent this Agreement expressly provides for such fees or costs to be paid by Purchaser). Subject to the other terms and conditions of this Agreement, each Party hereto shall be responsible for the payment of the respective attorneys’ fees incurred by such Party in connection with the Transaction contemplated by this Agreement.

6.2. Pro-rations. Purchaser and Seller agree that the following pro-rations and adjustments shall he made to the Purchase Price at the Closing:

A. Real and personal property taxes shall be adjusted in the manner set forth in the customs of the local bar association. Any installments of special assessments on the Property for the year in which the Closing occurs shall be pro-rated, with Seller to be responsible for the number of days through and including the date immediately prior to the Closing Date, and Purchaser to be responsible for the number of days from and after the Closing Date. Any proration of real estate and other taxes and special assessments shall be based upon the last known actual real estate taxes or assessments payable according to public record, and such proration shall be considered final.

B. Metered charges for water, sewer, electricity and any and all other metered utility charges which relate to the Property, shall not be adjusted at the Closing, but such charges for the period prior to and including the Closing Date shall be determined by final meter readings and shall be paid by Seller when the final bills are rendered. The Parties shall cooperate to transfer all utility accounts to Purchaser as of the Closing Date.

ARTICLE 7

BROKERAGE COMMISSION

7.1. Brokerage Commission. Each of Seller and Purchaser represents and warrants to the other Party (the Party making such representations and warranties shall be referred to as the “Indemnifying Party”) that no person or entity is entitled to receive any brokerage commission or finder’s fee or any other fee or commission, as a result of actions taken or agreements entered into by the Indemnifying Party in connection with the Transaction underlying this Agreement. The Indemnifying Party shall indemnify the other Party against, and hold the other Party harmless from, any and all suits, claims, demands, judgments, damages, costs or expenses, including reasonable attorneys’ fees, which arise out of the Indemnifying Party’s breach of its warranties, representations and agreements under this Section 7.1.

ARTICLE 8

NOTICE

8.1 Any notice or election required or permitted to be given or served by any Party hereto shall be in writing, and shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested, (ii) sent by recognized overnight delivery service (such as, but not limited to, Federal Express, DHL or UPS) with tracking capability, or (iii) sent by email with a confirmation copy then sent by first class mail or by a nationally recognized overnight courier, in each case addressed as follows: (a) to Seller at the appropriate address set forth below, or to such other place as Seller may from time to time designate in a notice to Purchaser; or (b) to Purchaser at the addresses set forth below, or to such other firm or to such other place as Purchaser may from time to time designate in a notice to Seller.

8.2 Any notice will be deemed given (i) on the day that is three (3) business days following the date it was deposited in the United States Mail, (ii) on the business day following deposit with a recognized overnight delivery service (delivery charges prepaid or billed to sender) for next business day delivery, (iii) on the date personal delivery is made, if given by personal delivery, or (iv) on the date of delivery in the case of email, provided that (aa) such delivery is reasonably confirmed as received by the recipient (i.e., no error report is received by the sender); (bb) if delivery occurs after 5:00 p.m. in the time zone of the recipient or on a non-business day, then such notice shall be deemed received on the first business day after the day of delivery; and (cc) a confirmation copy of the e-mailed notice is then sent by first class mail or by a nationally recognized overnight courier, as provided above.

If to Seller:                     71 Pickett District Road, LLC

71 Pickett District Road

New Milford, CT 06776

Attention: Antonio Capanna, Jr.

Email: Tony @neeltran.com

With a copy to:              Rita A. Steinberger, Esq.

PO Box 2126

Westport, CT 06880

Email: ras@rasteinlaw.com

If to Purchaser:

American Superconductor Corporation

114 East Main Street

Ayer, MA 01432

Attn: John R. Samia, Vice President, General

Counsel and Corporate Secretary

E-mail: john.samia@amsc.com

With a copy to:               Latham & Watkins LLP

200 Clarendon St.

Boston, MA 02116

Attention: Peter Handrinos

                 Philip Rossetti

E-mail: peter.handrinos@lw.com

 philip.rossetti@lw.com

and

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Stephanie Fontanes

Email: stephanie.fontanes@lw.com

ARTICLE 9

CONNECTICUT TRANSFER ACT

9.1 Connecticut Transfer Act.

A. For the purposes of this Article 9, the terms “Establishment,” “Transfer of Establishment”, “Form III,” “Environmental Condition Assessment Form,” “Certifying Party,” “Licensed Environmental Professional,” and “Verification” shall be defined as they are defined in the Connecticut Transfer Act, Conn. Gen. Stat. § 22a-134 et seq. (as amended) (“Transfer Act”). The real property known as 71 Pickett District Road, New Milford, Connecticut (“71 Pickett District Road”) is an Establishment and the sale of 71 Pickett District Road described in this Agreement constitutes a Transfer of Establishment. Seller, the Company Stockholders (as defined in the Stock Purchase Agreement), and Fee Owner shall assume the liability, cost, duty, and responsibility for compliance with the Transfer Act, which compliance is required as a result of the transfer of 71 Pickett District Road. Fee Owner shall prepare and deliver to Purchaser before Closing a Form III (Real Estate) that will be signed by Purchaser as transferee and Fee Owner as transferor and Certifying Party on or before Closing (hereinafter the “Fee Owner” shall be referred to as the “Certifying Party”). Fee Owner is also Certifying Party for the Form III (Business Only) filing for the transfer of the Business Operation located at 71 Pickett District Road, as more fully set forth in the Stock Purchase Agreement (“Form III Business Filing). Certifying Party shall also prepare a draft Environmental Condition Assessment Form that is in a form and substance reasonably satisfactory to Purchaser and deliver it to Purchaser before Closing. Certifying Party shall return the original fully executed Form III (Real Estate) to Purchaser at Closing, and Certifying Party shall file the Form III (Real Estate) and Environmental Condition Assessment Form, along with the appropriate filing fee with the Connecticut Department of Energy & Environmental Protection (“DEEP”), within ten (10) days after Closing (the “Form III RE Filing”). Certifying Party shall comply with all requirements of the Transfer Act as transferor and Certifying Party under the Form III RE Filing, at its sole cost and expense, including but not limited to the completion of any investigation and/or remediation required by the Transfer Act in accordance with the Connecticut Remediation Standard Regulations, R.C.S.A. §§ 22a-133k-1 – 3 (as amended) (“RSRs”) under the direction of Russell J. Dirienzo, LEP #129, of Arcadis, Inc. Certifying Party shall be entitled to record an Environmental Use Restriction, as that term is defined in the Connecticut Environmental Use Restriction Regulations, R.C.S.A. §§ 22a-133q-1 – 9 (as amended) (“EUR”), for the purpose of restricting residential use at 71 Pickett District Road, to assist with compliance with the Transfer Act as determined by the Certifying Party’s LEP, at the Company Stockholders’ and Certifying Party’s sole cost and expense, and at no cost to Buyer, except that Purchaser shall be responsible at its sole cost and expense to pay for its own LEP or attorneys to conduct its own independent review of the EUR and associated documents and the costs associated with securing any subordinations of any interests created at or after Closing, necessary for the proposed EUR. Certifying Party, at its sole cost and expense, shall make its LEP available for questions or comments on the proposed EUR, to the extent reasonable. Certifying Party shall be required to secure Purchaser’s written approval to utilize any other EUR, which approval shall be in Purchaser’s sole and absolute discretion, except in the event that the Parties in their reasonable discretion agree that Certifying Party is unable to comply with the Transfer Act without use and recording of a groundwater use restriction and/or a restriction rendering soil environmentally isolated, in which case Purchaser’s approval shall not be unreasonably withheld. Seller, the Company Stockholders, and Certifying Party shall comply with all DEEP submission requirements of the Transfer Act in compliance with the timeframes and standards required under the Transfer Act. Upon completion of Certifying Party’s investigation and any required remediation under the Form III RE Filing and the Form III Business Filing, Certifying Party shall submit Verifications for both the Form III RE Filing and the Form III Business Filing to the Commissioner of DEEP, prepared by its LEP, as required by and in compliance with the timeframes and standards required under the Transfer Act. If the Commissioner of DEEP conducts an audit of the Verifications, Seller, the Company Stockholders, and Certifying Party shall fully comply with the requirements of the audit such that the audit is successfully completed and the Verifications are accepted by the Commissioner of DEEP (collectively the “TA Obligations”). Purchaser agrees that Certifying Party and the respective transferors under both the Form III RE Filing and the Form III Business Filing shall have completed the TA Obligations hereunder after submission of its Verification, upon the earlier to occur of (i) the issuance of a No Audit Stamp of the Verifications from DEEP; (ii) the successful completion of any DEEP audit of the Verifications, confirmed in writing by DEEP; (iii) the expiration of the statutory audit timeframe which is currently one (1) year from the date of submission of the Verifications, in the event DEEP does not initiate an audit within the audit timeframe; or (iv) the date of receipt of a written approval of the investigation and remediation by the Commissioner of DEEP, if required (the “TA Completion Date”) Certifying Party shall provide draft copies of any and all reports, forms, correspondence, applications, EURs, or documents proposed to be submitted to DEEP, to Purchaser at least fifteen (15) business days in advance of submission to DEEP, for Purchaser’s review and comment. Certifying Party agrees to work in good faith with Purchaser to integrate Purchaser’s comments into such reports or documents before filing, but only to the extent Certifying Party’s LEP determines said comments are reasonable.

Following the Closing, Purchaser covenants and agrees on behalf of itself and its heirs, successors and assigns, to cooperate with the Certifying Party with regard to the Certifying Party’s performance of the TA Obligations, in accordance with the terms and provisions of the Post Closing Environmental Remediation and Site Access Agreement, set forth in Exhibit C attached hereto and made a part hereof, to be executed by all Parties at Closing and recorded on the Land Records together with Deed. Such cooperation includes without limitation: (i) signing as the grantor any EUR to be recorded for 71 Pickett District Road in accordance with the terms of the foregoing paragraph, recording such EUR on the New Milford Land Records and providing proof of recording to the Certifying Party, and complying with all requirements of such EUR as the Property owner after the filing of the EUR on the land records including any requirements under the EUR Regulations; (ii) providing the Certifying Party, and/or its agents, consultants, LEP, contractors or subcontractors access to the Property in accordance with the Post Closing Environmental Remediation and Site Access Agreement to allow Certifying Party to complete its TA Obligations; (iii) providing assurances at Closing that the Purchaser shall ensure that the holder of any interest created at or after Closing shall agree to subordinate such interest, if necessary, to any EUR to be recorded for 71 Pickett District Road in accordance with the terms of the foregoing paragraph, including securing any such subordination agreements, if required, until such time as the EUR is approved and ready to be filed on the land records; and (iv) until the occurrence of the TA Completion Date, assuming the liability, duty and responsibility for compliance with applicable Environmental Law arising from the Release of Hazardous Materials and/or Materials of Concern to the extent caused or created by Buyer and/or Tenant after Closing on, about, under, or emanating from the TA Property. This covenant shall survive the Closing contemplated hereby.

B. Purchaser acknowledges and agrees that Seller has allowed Purchaser to inspect fully the Property and investigate all matters relevant thereto, including without limitation, environmental matters. Purchaser has conducted a Phase I Environmental Site Assessment and limited environmental sampling of the Property, determined in Purchaser’s sole and absolute discretion. Seller has made available to Purchaser copies of Seller’s Environmental Reports in its possession, custody, or control relating to the environmental condition of the Property, and has provided Purchaser with an opportunity to discuss the environmental conditions of the Property with Certifying Party’s LEP, in order to facilitate the transfer of the Property, said Seller’s Environmental Reports being provided for informational purposes only, without making any representations or warranties with respect to the accuracy, methodology of preparation, completeness, ability to rely there upon, or otherwise concerning the contents of such reports.

C. Subject to Section 9.1D below and except as otherwise set forth in the Post-Closing Environmental Remediation and Site Access Agreement, Seller covenants and agrees to release, defend, indemnify and hold harmless Purchaser, its affiliates, officers, directors, employees, agents, representatives and independent contractors from and against any and all liabilities, claims, demands, damages, costs, losses, fines, fees, suits, actions, and expenses of any kind or nature, for any liabilities arising out of the Transfer Act, as applicable to the transfer of 71 Pickett District Road contemplated by this Agreement.

D. Certifying Party’s obligation to comply with the Transfer Act pursuant to this Article 9 shall not extend to any actions required or liability because of environmental conditions (1) first occurring at the Property after the Closing and not caused by Seller or those claiming by, through or under Seller, and/or (2) resulting from activities (other than activities by Seller or those claiming by, through or under Seller) at the Property after the Closing.

E. Seller represents that the real property known as 115 Pickett District Road, New Milford, Connecticut is not an Establishment, and therefore, no filing is required to be made under the Transfer Act at Closing.

F. The obligations, terms and conditions contained in this Article 9 shall expressly survive the Closing.

ARTICLE 10

GENERAL PROVISIONS

10.1. Entire Agreement. This Agreement constitutes the entire and complete agreement between the Parties hereto and supersedes any prior oral or written agreements between the Parties with respect to the Property. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants and conditions herein set forth, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the Parties hereto. The failure by either Party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such Party’s right to enforce against the other Party by the same or any other such term or provision in the future.

10.2. Dates for Performance. All references to “business days” herein are references to working days, Monday through Friday of each calendar week, excepting legal holidays. If the date for the performance of any act hereunder falls on a Saturday, Sunday or legal holiday recognized by the Title Company, then the time for performance of such act shall be deemed extended to the next business day.

10.3. Survival. Subject to the last paragraph of Article 5 hereof and subject to Article 9 hereof, the covenants, agreements, representations and warranties set forth in this Agreement shall survive (and shall be enforceable after) the Closing, and shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

10.4. Captions. The headings or captions of the articles, sections or paragraphs appearing in this Agreement are for convenience of reference only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

10.5. Binding Effect. This Agreement shall become effective and shall be binding on the Parties hereto only after it has been signed by both Purchaser and Seller. This Agreement and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns as set forth hereafter.

10.6. Controlling Law and Venue. This Agreement has been made and entered into under the internal laws of the State of Connecticut, and said laws shall control the interpretation hereof. The venue of any action brought to enforce the terms or conditions of this Agreement shall be in the state or federal courts located in the State of Connecticut.

10.7. Invalidity. Any provision in this Agreement that is held to be illegal or unenforceable shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions and any such illegal or unenforceable provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law.

10.8. Counterparts; Signatures of Parties. This Agreement may be executed in one or more counterparts, each of which may be executed by fewer than all the Parties hereto, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall not be effective until each Party hereto shall have executed and delivered to the other Party at least one counterpart hereof. Any Party’s signature to a copy hereof shall be deemed a signature to, and may be attached to, any other identical copy hereof. The exchange of copies of this Agreement and of signature pages by facsimile or scanned, e-mail transmission shall constitute effective execution and delivery of this Agreement as to the exchanging Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or scanned, e-mail shall be deemed to be their original signatures for all purposes.

10.9. Prevailing Party. In the event a dispute arises between the Parties as a result of a default by the other Party of any of such other Party’s obligations under this Agreement, the non-prevailing Party shall pay to the prevailing Party the reasonable costs and expenses incurred by the prevailing Party in connection with such dispute (including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees and costs, if any, incurred in connection with such dispute).

10.10. Participation. Each of the Parties hereto has had the opportunity to participate in the negotiation and preparation of this Agreement, and expressly acknowledges such participation, and agrees that no rule construing contractual language against the Party which drafted such language shall be applicable in connection with this Agreement.

10.11. Expenses of Parties. Except as otherwise specifically provided in this Agreement, each Party hereto will pay and bear its own expenses and fees in connection with this Agreement or any of the transactions contemplated hereby.

10.12. Third Party Beneficiary. AMSC is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a Party hereto.

10.13. Time of the Essence. Subject to the other terms and conditions of this Agreement, time shall be of the essence with respect to the Closing Date set forth in this Agreement.

10.14. Indemnification. Notwithstanding anything to the contrary set forth herein and without limitation to the provisions set forth in Article VI of the Stock Purchase Agreement or other rights afforded to Purchaser under applicable laws, the Parties expressly acknowledge and agree that (i) the provisions of Article VI of the Stock Purchase Agreement shall apply in all respects to the representations, warranties and covenants set forth in this Agreement and (ii) the Purchaser and AMSC, as third party beneficiary hereunder, shall be entitled to indemnification rights to the fullest extent set forth in Article VI of the Stock Purchase Agreement, subject to the limitations set forth therein, in respect of any and all Damages (as defined in the Stock Purchase Agreement) incurred or suffered by the Purchaser or AMSC resulting from, relating to or constituting any inaccuracy in or breach of any representation or warranty contained in this Agreement, or any failure to perform any covenant or agreement of the Seller contained in this Agreement. For the avoidance of doubt, the Parties agree that if any claim could be brought under this Agreement against the Seller, or under the Stock Purchase Agreement against the Stockholders (as defined in the Stock Purchase Agreement), then AMSC, on behalf of itself and its affiliates (including Purchaser), shall be permitted to bring any such claim against all of the Selling Parties (as defined in the Stock Purchase Agreement), and all of the Selling Parties shall be jointly and severally liable for any and all Damages resulting from any such claim.

ARTICLE 11

FIXTURES, EQUIPMENT, AND OTHER ITEMS ON PROPERTY

The Parties acknowledge that the fixtures, equipment, and other items listed on Exhibit E attached hereto are situated on the Property. The Parties agree such fixtures, equipment, other items listed on Exhibit E shall remain on the Property and become the property of Purchaser as of the Closing. Seller represents that it is the owner of such fixtures, equipment, and other items listed on Exhibit E, free and clear of any liens and encumbrances. To the extent the items listed on Exhibit E are considered personal property, as opposed to fixtures and therefore part of the Property, Seller shall execute a Bill of Sale conveying to Purchaser at Closing all of Seller’s right, title and interest in such items of personal property. Purchaser agrees that it shall accept ownership of such items of personal property as of the Closing, in its “as is” condition, as of the Closing.

[Remainder of page intentionally left blank; signatures to follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PURCHASER:

AMSC HUSKY LLC

By:	/s/ John W. Kosiba, Jr.

Name:	John W. Kosiba, Jr.
Title:	Authorized Person

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:

71 PICKETT DISTRICT ROAD, LLC, a
Connecticut limited liability company

By:	/s/ Antonio Capanna, Sr.

Name:	Antonio Capanna, Sr.

Title:	Manager

/s/ Antonio Capanna, Sr.
ANTONIO CAPANNA, SR., an individual, in
his capacity as a member of Fee Owner

/s/ Filomena Capanna
FILOMENA CAPANNA, an individual, in her
capacity as a member of Fee Owner

EXHIBIT A

Legal Description

PARCEL ONE

PARCEL TWO

Ex. A

EXHIBIT B-1

Form of Special Warranty Deed

SPECIAL WARRANTY DEED

KNOW YE, that 71 Pickett District Road, LLC a Connecticut limited liability company with an address at 71 Pickett District Road, New Milford, CT 06776, herein (“Grantor”), for and in consideration of the sum of One Dollar ($1.00) and other valuable considerations received to its full satisfaction of AMSC HUSKY LLC, a Connecticut limited liability company (“Grantee”), does hereby grant, bargain, sell and convey unto said Grantee and its successors and assigns forever all that certain piece or parcel of land, together with the buildings and improvements located thereon, situated in the Town of New Milford, County of Litchfield and State of Connecticut, known as 71 Pickett District Road (the “Property”) being more fully described on the Schedule A attached hereto and subject only to those matters set forth in Schedule B attached hereto.

TO HAVE AND TO HOLD the above granted and bargained Property with warranty covenants, with the appurtenances thereof, unto them the said Grantee, and unto the said Grantee’s successors and assigns forever, to them and their own proper use and behoof.

AND ALSO, the said Grantor does hereby covenant with the Grantee and the Grantee’s successors and assigns, that Grantor has good right, full power, and lawful authority to sell and convey the Property to the Grantee; and that Grantor and its successor and assigns shall warrant and defend the Property against any claims and demands of any persons claiming by or under the Grantor, but not to those claiming otherwise.

SIGNATURE PAGE FOLLOWS

Ex. B-1

IN WITNESS WHEREOF, the Grantor has hereunto set their hand and seal this                day of May, 2021.

Signed, Sealed and Delivered in Presence of:

71 Pickett District Road, LLC

By:
Antonio Capanna, Sr.
Its Manager, Duly Authorized

STATE OF CONNECTICUT	)
) ss. NEW MILFORD
COUNTY OF LITCHFIELD	)

On this, the___day of May, 2021, before me, the undersigned officer, personally appeared Antonio Capanna, Sr. who acknowledged himself to be a Manager of 71 Pickett District Road, LLC, a Connecticut limited liability company, and that he, as such Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Manager.

In witness whereof, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public/My commission Expires:

Ex. B-1

SCHEDULE A

A certain piece or parcel of land together with all buildings and improvements located thereon, and being shown and designated as: “AREA 247,467 +/- S.F. 5.68 +/- Ac.” on a certain map or plan (“Map”) entitled: “PROPERTY AND TOPOGRAPHIC SURVEY PREPARED FOR NEELTRAN, INC. 71 PICKETT DISTRICT ROAD, NEW MILFORD, CONNECTICUT Date: 2-03-05 Scale 1” = 40’ Proj. No.: 05909 File No. 1233 Aced No.: 05909A2 Sheet 1 of 1 CCA LLC 40 Old New Milford Road, Brookfield, CT 06804 (203) 775-6207 33 Village Green Drive, Litchfield, CT 06759 (860) 567-3179 DATE: 8-22-05 REVISION: FLOOD ZONE BOUNDARY & CERTIFICATION” which Map is on file as Map Nos. 3193 and 3215 in the New Milford Land Records to which reference may be had.

Said Property is more particularly bounded and described as follows:

Beginning at a point in the easterly street line of Pickett District Road, which point marks the southwesterly corner of the parcel herein described, thence running N 04° 34’ 00” E, along the easterly street line of Pickett District Road, at distance of 450.08 feet to a point marked by an iron pipe and which point marks the northwesterly corner of the parcel herein described; thence running S86° 51’ 00” E, along land now or formerly of Kimberly Clark Corporation, a distance of 542.48 feet to a point, which point marks the northeasterly corner of the parcel herein described; thence running S 02° 39’ 06” W, along land or formerly of Maybrook Railroad Company a distance of 449.96 feet to a point, which point marks the southeasterly corner of the parcel herein described; thence running N 86° 51’ 00” W, along land now or formerly of CLC Real Estate LLP and land now or formerly of Howard Hammer, in part by each, a distance of 557.52 feet to the point and place of beginning.

Ex. B-1

SCHEDULE B

1.	Real Estate Taxes on the Grand List of October 1, 2020 and thereafter which the Grantee assumes and agrees to pay.

2.	Water and sewer use charges not yet due and payable

3.	Declaration of Wetlands dated June 10, 2005 and recorded June 20, 2005 in Volume 867 at Page 271 of the New Milford Land Records.

4.	Variance dated November 17, 2008 and recorded November 17, 2008 in Volume 976 at Page 805 of the New Milford Land Records.

5.	Permit dated July 15, 2013 and recorded November 6, 2013 in Volume 1086 at Page 424 of the New Milford Land Records.

6.	Permit dated July 16, 2018 and recorded July 16, 2018 in Volume 1165 at Page 296 of the New Milford Land Records.

7.	Flowage rights contained in a certain deed dated August 24, 1953 and recorded in Volume 122 at Page 71 of the New Milford Land Records.

8.	Notes and conditions as shown on said Map Nos. 1037, 3193, and 3215.

9,	Rights of others in and to any watercourse situated upon or crossing the premises.

Ex. B-1

EXHIBIT B-2

SPECIAL WARRANTY DEED

KNOW YE, that 71 Pickett District Road, LLC a Connecticut limited liability company with an address at 71 Pickett District Road, New Milford, CT 06776, herein (“Grantor”), for and in consideration of the sum of One Dollar ($1.00) and other valuable considerations received to its full satisfaction of AMSC HUSKY LLC, a Connecticut limited liability company (“Grantee”), does hereby grant, bargain, sell and convey unto said Grantee and its successors and assigns forever all that certain piece or parcel of land, together with the buildings and improvements located thereon, situated in the Town of New Milford, County of Litchfield and State of Connecticut, known as 115 Pickett District Road (the “Property”) being more fully described on the Schedule A attached hereto and subject only to those matters set forth in Schedule B attached hereto.

TO HAVE AND TO HOLD the above granted and bargained Property with warranty covenants, with the appurtenances thereof, unto them the said Grantee, and unto the said Grantee’s successors and assigns forever, to them and their own proper use and behoof.

AND ALSO, the said Grantor does hereby covenant with the Grantee and the Grantee’s successors and assigns, that Grantor has good right, full power, and lawful authority to sell and convey the Property to the Grantee; and that Grantor and its successor and assigns shall warrant and defend the Property against any claims and demands of any persons claiming by or under the Grantor, but not to those claiming otherwise.

SIGNATURE PAGE FOLLOWS

Ex. B-2

IN WITNESS WHEREOF, the Grantor has hereunto set their hand and seal this                day of May, 2021.

Signed, Sealed and Delivered in Presence of:

71 Pickett District Road, LLC

By:
Antonio Capanna, Sr.
Its Manager, Duly Authorized

STATE OF CONNECTICUT	)
) ss. NEW MILFORD
COUNTY OF LITCHFIELD	)

On this, the___day of May, 2021, before me, the undersigned officer, personally appeared Antonio Capanna, Sr. who acknowledged himself to be a Manager of 71 Pickett District Road, LLC, a Connecticut limited liability company, and that he, as such Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Manager.

In witness whereof, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public/My commission Expires:

Ex. B-2

SCHEDULE A

A small triangular piece of land being shown and designated as “AREA .05 +/- Ac” on a certain Map entitled: “PROPERTY AND TOPOGRAPHIC SURVEY PREPARED FOR NEELTRAN, INC. 71 PICKETT DISTRICT ROAD, NEW MILFORD, CONNECTICUT Date: 2-03-05 Scale 1” = 40’ Proj. No.: 05909 File No. 1233 Aced No.: 05909A2 Sheet 1 of 1 CCA LLC 40 Old New Milford Road, Brookfield, CT 06804 (203) 775-6207 33 Village Green Drive, Litchfield, CT 06759 (860) 567-3179 DATE: 8-22-05 REVISION: FLOOD ZONE BOUNDARY & CERTIFICATION” which Map is on file as Map Nos. 3193 and 3215 in the New Milford Land Records to which reference may be had and being more particularly bounded and described as follows:

Beginning at a point at the southwesterly corner of the herein described parcel said point being S 86° 51’ 00” E 80.00’ of the southeasterly corner of the first parcel and being in the easterly line of land of the Maybrook Railroad Company thence along the easterly line of said Company N 02° 39’ 20” E 92’ +/- to the Connecticut Light and Power Company 210 feet contour line for the Housatonic River; thence in a southeasterly direction along said contour 210 foot contour to a point at the southeasterly corner of the herein described parcel thence N 86° 51’ 00” W 42.38’ to the point of beginning.

Ex. B-2

SCHEDULE B

1.	Real Estate Taxes on the Grand List of October 1, 2020 and thereafter which the Grantee assumes and agrees to pay.

2.	Water and sewer use charges not yet due and payable.

3.	Declaration of Wetlands dated June 10, 2005 and recorded June 20, 2005 in Volume 867 at Page 271 of the New Milford Land Records.

4.	Variance dated November 17, 2008 and recorded November 17, 2008 in Volume 976 at Page 805 of the New Milford Land Records.

5.	Permit dated July 15, 2013 and recorded November 6, 2013 in Volume 1086 at Page 424 of the New Milford Land Records.

6.	Permit dated July 16, 2018 and recorded July 16, 2018 in Volume 1165 at Page 296 of the New Milford Land Records.

7.	Flowage rights contained in a certain deed dated August 24, 1953 and recorded in Volume 122 at Page 71 of the New Milford Land Records.

8.	Notes and conditions as shown on said Map Nos. 1037, 3193, and 3215.

9.	Rights of others in and to any watercourse situated upon or crossing the premises.

Ex. B-2

EXHIBIT C

Post Closing Environmental Remediation and Site Access Agreement

Ex. C

EXHIBIT D

Seller’s Environmental Reports

Ex. D

EXHIBIT E

List of Fixtures, Equipment and Other Items Currently Situated on the Property

Ex. E